UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(i) Grant of Non-Executive Director Long-Term Equity Compensation

On April 20, 2023 , pursuant to the recommendation and advice of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Flux Power Holdings, Inc. (the “Company”), the Board approved the equity compensation component of the annual compensation package for the non-executive directors of the Company for the calendar year 2023 (the “Award”). The Award consists of the following grants of Restricted Stock Units (“RSUs”) to the respective non-executive director under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) which are subject to the vesting schedule as set forth below and to the terms and conditions set forth in the Company’s Form of Restricted Stock Unit Award Agreement (Non-Executive Director), a copy of which was previously filed as Exhibit 10.2 to Form 8-K filed with the Securities and Exchange Commission on May 4, 2021, and is incorporated herein by reference to this Form 8-K.

Non-Executive Director	No. of RSUs*	Vesting Schedule
Lisa Walters-Hoffert	16,883	One (1) year from date of grant
Dale Robinette	16,883	One (1) year from date of grant
Cheemin Bo-Linn	16,883	One (1) year from date of grant
Michael Johnson	16,883	One (1) year from date of grant

* Based on an aggregate grant date value of $65,000 divided by $3.85 per share, which was the 10-day volume weighted average price on April 20, 2023, the date of grant by the Board.

(ii) As described in Item 5.07 below, at the 2023 Annual Meeting of Stockholders of the Company held on April 20, 2023 (the “Annual Meeting”), the Company’s stockholders approved the Flux Power Holdings, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”). The 2023 ESPP was approved by the Board on March 6, 2023, subject to stockholder approval.

The 2023 ESPP enables eligible employees of the Company and certain of its subsidiaries (a “Participating Subsidiary”) to use payroll deductions to purchase shares of the Company’s Common Stock and acquire an ownership interest in the Company. The maximum aggregate number of shares of the Company’s Common Stock that have been reserved as authorized for the grant of options under the 2023 ESPP is 350,000 shares, subject to adjustment as provided for in the 2023 ESPP. Participation in the 2023 ESPP is voluntary and is limited to eligible employees (as such term is defined in the 2023 ESPP) of the Company or a Participating Subsidiary who (i) has been employed by the Company or a Participating Subsidiary for at least 90 days and (ii) is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year. Each eligible employee may authorize payroll deductions of 1-15% of the eligible employee’s compensation on each pay day to be used to purchase up to 1,500 shares of Common Stock for the employee’s account occurring during an offering period. The 2023 ESPP has a term of ten (10) years commencing on April 20, 2023, the date of approval by the Company’s stockholders, unless otherwise earlier terminated.

The Company cannot currently determine the benefits, if any, to be received under the 2023 ESPP in the future by the named executive officers of the Company.

2

A more detailed description of the 2023 ESPP and related matters was set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 7, 2023 (the “Proxy Statement”), under the heading “Proposal 2: Approval of the Flux Power Holdings, Inc. 2023 Employee Stock Purchase Plan” and is incorporated herein by reference. The foregoing summary of the 2023 ESPP, and the summary of the 2023 ESPP set forth in the Proxy Statement, are qualified in their entirety by reference to the full text of the 2023 ESPP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 20, 2023, the Company held its Annual Meeting. As of the record date of March 6, 2023, 16,029,478 shares of the Company’s Common Stock were outstanding and entitled to vote. At the Annual Meeting, 8,378,426 shares of Common Stock, representing approximately 52% of the total number of shares of Common Stock entitled to vote, were represented in person or by proxy, constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at the Annual Meeting, each of which received a sufficient number of votes to pass.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until such person resigns, is removed or otherwise leaves office:

	FOR	WITHHELD	BROKER NON-VOTE
Ronald F. Dutt	8,024,628	205,099	148,699
Michael Johnson	7,989,724	240,003	148,699
Lisa Walters-Hoffert	6,439,426	1,790,301	148,699
Dale Robinette	6,437,958	1,791,769	148,699
Cheemin Bo-Linn	7,836,834	392,893	148,699

2.	A proposal to approve Flux Power Holdings, Inc. 2023 Employee Stock Purchase Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
7,992,193	26,946	210,588	148,699

3.	A proposal to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
8,173,564	1,444	203,418	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Flux Power Holdings, Inc. 2023 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: April 21, 2023

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